Exhibit 2.2

PLAN OF LIQUIDATION AND DISSOLUTION
OF
EMRISE CORPORATION

This Plan of Liquidation and Dissolution (this or the “Plan”), is intended to accomplish the complete dissolution and liquidation of EMRISE CORPORATION, a Delaware corporation (the “Company”), in accordance with Section 275 and other applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”).

1.           Approval and Adoption of this Plan.  The Company’s Board of Directors (the “Board”) has adopted this Plan and resolutions approving this Plan and the taking of actions by the Board to carry out and complete the dissolution and liquidation of the Company, and the Board will present the Plan to the Company’s stockholders to take action on the Plan. If the Plan is adopted by the requisite vote of the Company’s stockholders, the Plan shall constitute the adopted Plan of the Company.

2.           Adoption of this Plan by the Company’s Stockholders. This Plan, including the dissolution of the Company and those provisions authorizing the Board, subject to stockholder approval, to proceed with the sale, exchange or other disposition of the Company’s assets and payment, transfer and distribution to the Company’s creditors and stockholders, as appropriate, shall have been approved by the holders of a majority of the voting power of the outstanding capital stock of the Company entitled to vote thereon at a special or annual meeting of the stockholders of the Company called for such purpose by the Board.  The date of such stockholder approval is referred to in this Plan as the “Approval Date.”

3.           Dissolution and Liquidation Period. Once the Plan is effective, the steps set forth below shall be completed at such times as the Board, in its absolute discretion, deems necessary, appropriate or advisable:

a.           the filing of a Certificate of Dissolution of the Company (the “Certificate of Dissolution”) pursuant to Section 275 of the DGCL specifying the date upon which the Certificate of Dissolution shall become effective (the “Effective Date”), and the completion of all actions that may be necessary, appropriate or desirable to dissolve the Company;

b.           the cessation of all of the Company’s business activities and the withdrawal of the Company from any jurisdiction in which it is qualified to do business, except and insofar as necessary, appropriate or desirable for liquidation of its assets and for the proper winding up of the Company pursuant to Section 278 of the DGCL;

c.           the negotiation and consummation of sales and conversion of all of the assets and properties of the Company, including the Company’s subsidiary, CXR Anderson-Jacobson, a French corporation, and all other tangible assets, intellectual property and other intangible assets, in one or more transactions upon such terms and conditions as the Board, in its absolute discretion, deems expedient and in the best interests of the Company and its stockholders, without any further vote or action by the Company’s stockholders, into cash and/or other distribution form, including the assumption by the purchaser or purchasers of any or all liabilities of the Company; and

d.           the taking of all actions required or permitted under the dissolution procedures of Section 281(b) of the DGCL, including the (i) payment or making reasonable provision to pay all claims and obligations of the Company, including all contingent, conditional or unmatured claims known to the Company; (ii) making such provision as will be reasonably likely to be sufficient to provide compensation for any claim against the Company which is the subject of a pending action, suit or proceeding to which the Company is a party; and (iii) making such provision as shall be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Company or that have not arisen but that, based on facts known to the Company, are likely to arise or to become known to the Company within ten years after the date of dissolution.

Without limiting the generality of the foregoing, the Board may instruct the officers of the Company to delay the taking of any of the foregoing steps until the Company has performed such actions as the Board or such officers determine to be necessary, appropriate or advisable for the Company to maximize the value of the Company’s assets upon liquidation; provided, that such steps may not be delayed longer than is permitted by applicable law.

In addition, notwithstanding the foregoing, the Company shall not be required to follow the procedures described in Section 281(b) of the DGCL, and the adoption of the Plan, including stockholder approval, shall constitute full and complete authority for the Board and the officers of the Company, without further stockholder action, to proceed with the dissolution and liquidation of the Company in accordance with any applicable provision of the DGCL, including Sections 280 and 281(a) thereof.

4.	Authority of Officers and Directors.

a.           After the Effective Date, the Board and the officers of the Company shall continue in their positions, as necessary, for the purpose of winding up the affairs of the Company as contemplated by Delaware law.  The Board may appoint officers, hire employees and retain independent contractors and advisors in connection with the winding up process, and is authorized to pay to the Company’s officers, directors and employees, or any of them, compensation or additional compensation above their regular compensation, in money or other property, in recognition of the extraordinary efforts they, or any of them, shall be required to undertake, or actually undertake, in connection with the successful implementation of this Plan. Adoption of this Plan shall constitute the approval by the Company’s stockholders of the Board’s authorization of the payment of any such compensation.

b.           Adoption of the Plan shall constitute the Company’s stockholders’ grant of full and complete authority for the Board and the officers of the Company, without further stockholder action, to do and perform any and all acts and to make, execute and deliver any and all agreements, conveyances, assignments, transfers, certificates and other documents of any kind and character that the Board or such officers deem necessary, appropriate or advisable (i) to dissolve the Company in accordance with the laws of the State of Delaware and cause its withdrawal from all jurisdictions in which it is authorized to do business, (ii) to proceed with the sale, exchange or other disposition of the Company’s assets and to pay, transfer and distribute the remaining assets and remaining liabilities to the Company’s creditors and stockholders, as appropriate, or otherwise to sell, dispose, convey, transfer and deliver all of the assets and properties of the Company, (iii) to satisfy or provide for the satisfaction of the Company’s obligations in accordance with Sections 280 and 281 of the DGCL, (iv) to prepare and give such notices and make such filings under federal and state securities laws and the rules of the OTC Markets Group Inc. trading venue OTCQB as may be required to reflect this Plan, and (v) for the Board to distribute any properties and assets of the Company and all remaining funds pro rata to the stockholders of the Company’s common stock in accordance with the respective number of shares then held of record as of Effective Date.

5.	Conversion of Assets Into Cash and/or Other Distributable Form.

a.           Subject to approval by the Board, the officers, employees and agents of the Company shall, as promptly as feasible, proceed to (i) collect all sums due or owing to the Company, (ii) sell and convert into cash and/or other distributable form all the assets and properties of the Company, if any, and (iii) out of the assets and properties of the Company, pay, satisfy and discharge or make adequate provision for the payment, satisfaction and discharge of all debts and liabilities of the Company pursuant to Section 4 above, including all expenses of the sales of assets and of the dissolution and liquidation provided for by the Plan.

b.           Adoption of the Plan, including stockholder approval, shall constitute full and complete authority for the sale, exchange or other disposition of the properties and assets of the Company contemplated by the Plan, whether such sale, exchange or other disposition occurs in one transaction or a series of transactions to one or more buyers, and shall constitute ratification of all such contracts for sale, exchange or other disposition.  The Company shall not be required to obtain appraisals, fairness opinions or other third-party opinions as to the value of its properties and assets in connection with the liquidation, but may do so in its sole discretion.   The Company may invest in such interim assets as determined by the Board in its discretion, pending conversion to cash or other distributable forms.

6.	Professional Fees and Expenses.

a.           It is specifically contemplated that the Board may authorize the payment of a retainer fee to a law firm or law firms selected by the Board for legal fees and expenses of the Company, including, among other things, to cover any costs payable pursuant to the indemnification of the Company’s officers or members of the Board provided by the Company pursuant to its Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) and Amended and Restated Bylaws (the “Bylaws”), the DGCL, contractual arrangements or otherwise.

b.           In addition, in connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the sole and absolute discretion of the Board, pay any brokerage, agency and other fees and expenses of persons rendering services, including accountants and tax advisors, to the Company in connection with the collection, sale, exchange or other disposition of the Company’s property and assets and the implementation of this Plan.

7.           Indemnification.  The Company shall continue to indemnify and advance expenses to its officers, directors, employees and agents in accordance with its Certificate of Incorporation and Bylaws and any contractual arrangements, for actions taken in connection with this Plan and the winding up of the affairs of the Company. The Board, in its sole and absolute discretion, is authorized to obtain and maintain directors’ and officers’ liability insurance and any other insurance as may be necessary, appropriate or advisable to cover the Company’s obligations.

8.           Liquidating Distributions.

a.           Liquidating distributions, if any, shall be made from time to time after the filing of the Certificate of Dissolution to the stockholders of record, at the close of business on the Effective Date, pro rata to stockholders of the Company’s common stock in accordance with the respective number of shares then held of record; provided that in the opinion of the Board adequate provision has been made for the payment, satisfaction and discharge of all known, unascertained or contingent debts, obligations and liabilities of the Company (including costs and expenses incurred and anticipated to be incurred in connection with the sale and distribution of assets and liquidation of the Company).  Liquidating distributions shall be made in cash or in kind, including in stock of, or ownership interests in, subsidiaries of the Company and remaining assets of the Company, if any.  Such distributions may occur in a single distribution or in a series of distributions, in such amounts and at such time or times as the Board in its absolute discretion, and in accordance with Section 281 of the DGCL, may determine; provided, however, that the Company shall complete the distribution of all its properties and assets to its stockholders as provided in this Section 8 following the filing of its Certificate of Dissolution with the Secretary of State of the State of Delaware (the “Final Distribution”).

b.           If and to the extent deemed necessary, appropriate or desirable by the Board in its absolute discretion, the Company may establish and set aside a reasonable amount of cash and/or property to satisfy claims against the Company and its subsidiaries and other obligations of the Company and its subsidiaries (a “Contingency Reserve”), including (i) tax obligations, (ii) all expenses of the sale of the Company’s property and assets, (iii) the salary, fees and expenses of members of the Board, management and employees, (iv) expenses for the collection and defense of the Company’s property and assets, (v) the expenses described in Section 6 above and (vi) all other expenses related to the dissolution and liquidation of the Company and the winding-up of its affairs. Any unexpended amounts remaining in a Contingency Reserve shall be distributed to the Company’s stockholders no later than the Final Distribution.

c.           As provided below, distributions made pursuant to the Plan shall be treated as made in complete liquidation of the Company within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder. The adoption of the Plan by stockholder approval shall constitute full and complete authority for the making by the Board of all distributions contemplated in this Section 8(c).

9.           Liquidating Trusts. The Board may but is not required to establish a Liquidating Trust (the “Liquidating Trust”) and distribute assets of the Company to the Liquidating Trust. The Liquidating Trust may be established by agreement with one or more trustees selected by the Board.  If the Liquidating Trust is established by agreement with one or more trustees, the trust agreement establishing and governing the Liquidating Trust shall be in form and substance determined by the Board. The trustees shall in general be authorized to take charge of the Company’s property, and to sell and convert into cash or other distributable form any and all corporate non-cash or non-distributable assets and collect the debts and property due and belonging to the Company, with power to prosecute and defend, in the name of the Company, or otherwise, all such suits as may be necessary or proper for the foregoing purposes, and to appoint an agent under it and to do all other acts which might be done by the Company that may be necessary, appropriate or advisable for the final settlement of the unfinished business of the Company.

10.           Unallocated Stockholders. Any cash or other property held for distribution to stockholders of the Company who have not been located at the time of the final liquidation distribution shall be transferred to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution.  Such cash or other property shall thereafter be held by such person(s) solely for the benefit of and ultimate distribution, without interest thereon, to such former stockholder or stockholders entitled to receive such assets, who shall constitute the sole equitable owners thereof, subject only to such escheat or other laws as may be applicable to unclaimed funds or property, and thereupon all responsibilities and liabilities of the Company with respect thereto shall be satisfied and exhausted.  In no event shall any of such assets revert to or become the property of the Company.

11.           Amendment, Modification or Abandonment of Plan. If for any reason the Board determines that such action would be in the best interests of the Company, it may amend, modify or abandon the Plan and all actions contemplated thereunder, including the proposed dissolution of the Company, notwithstanding stockholder approval of the Plan, to the extent permitted by the DGCL; provided, however, that the Board shall not abandon the Plan following the filing of the Certificate of Dissolution without first obtaining the approval of the stockholders of record on the date the dissolution became effective. Upon the abandonment of the Plan, the Plan shall be void.

12.           Cancellation of Stock and Stock Certificates.

a.           After known liabilities of the Company have been paid to the full extent possible and the remaining assets of the Company, if any, have been distributed to the stockholders, the stockholders shall surrender any and all certificates representing the stock of the Company and shall have no further rights against the Company, whether arising out of each stockholder’s status as a stockholder or as a creditor of the Company.

b.           On or after the close of business on the Effective Date, subject to applicable law, (i) each holder of shares of common stock of the Company shall cease to have any rights in respect thereof other than to receive distributions (if any) in accordance with this Plan, and (ii) the Company’s share transfer books shall be closed and thereafter certificates representing shares of stock of the Company will not be assignable or transferable on the books of the Company except by will, intestate succession, or operation of law.  As a condition to receipt of any distribution to the Company’s stockholders, the Board, in its absolute discretion, may require the Company’s stockholders to (i) surrender their certificates evidencing their shares of stock to the Company, or (ii) furnish the Company with evidence satisfactory to the Board of the loss, theft, or destruction of such certificates, together with such surety bond or other security or indemnity as may be required and satisfactory to the Board.

13.           Liquidation under Code Sections 331 and 336. It is intended that this Plan shall be a plan of complete liquidation of the Company in accordance with the terms of Sections 331 and 336 of the Code.  The Plan shall be deemed to authorize the taking of such action as, in the opinion of counsel to the Company, may be necessary to conform with the provisions of those Sections 331 and 336 and the regulations promulgated thereunder.

14.           Filing of Tax Forms. The officers of the Company are authorized and directed, within thirty (30) days after the Approval Date, to execute and file a United States Treasury Form 966 pursuant to Section 6043 of the Code and such additional forms and reports with the Internal Revenue Service as may be necessary or appropriate in connection with this Plan and the carrying out thereof.

15.           Defined Term.  In this Plan “including” shall mean “including, without limitation.”